UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2012

PARKWAY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bank of America Center, Suite 2400

390 North Orange Avenue

Orlando, FL 32801

(Address of Principal Executive Offices, including zip code)

(407) 650-0593

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of the Current Report on Form 8-K filed May 4, 2012 by Parkway Properties, Inc. (the “Company”) is incorporated into this Item 2.01 by reference.

On June 6, 2012, the Company, through its operating partnership, Parkway Properties LP, closed on its previously-announced acquisition of the Hearst Tower, a 972,000 square foot office building located in Charlotte’s central business district (the “Hearst Tower”). The Company acquired the Hearst Tower from 214 North Tryon, LLC (the “Seller”) for $250 million in cash, which the Company funded with a combination of proceeds of the recently closed investment by TPG VI Pantera Holdings, L.P. (“TPG”) and borrowings under its Amended and Restated Credit Agreement (the “Credit Facility”). The Seller is not affiliated with the Company or its advisors. Seller is an affiliate of Bank of America, N.A., which is a lender and Syndication Agent under the Credit Facility.

Additional Information

This report is being made in respect of, among other things, the equity investment transaction involving the Company and TPG. The Company will file with the Securities and Exchange Commission a proxy statement regarding the conversion of the shares of preferred stock of the Company issued to TPG into shares of the Company’s common stock. The Company will mail or otherwise disseminate the proxy statement and a form of proxy to its stockholders when it becomes available. Stockholders are encouraged to read the proxy statement (and any other relevant materials) regarding the special meeting of stockholders carefully and in its entirety when it becomes available, and before making any voting decision, as it will contain important information about the matters to be voted on at such special meeting. Stockholders will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by the Company regarding Parkway Properties, Inc., without charge, at the Securities and Exchange Commission’s website (http://www.sec.gov). These materials also can be obtained, when available, without charge, by directing a request to Parkway Properties, Inc., 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801, Attention: Investor Relations.

Certain Information Regarding Participants

The Company and its directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the Company’s stockholders regarding the matters to be submitted to the Company’s stockholders at a special meeting of the stockholders in connection with the Transaction. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the Securities and Exchange Commission on March 12, 2012, and its definitive proxy statement for the 2012 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 5, 2012. Additional information regarding the interests of such individuals in the matters to be considered at the Special Meeting will be included in the proxy statement when it is filed with the Securities and Exchange Commission. These documents may be obtained free of charge from the Securities and Exchange Commission’s website at www.sec.gov and the Company’s website at www.pky.com.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

To the extent required by this item, historical financial statements for Hearst Tower will be filed in an amendment to this current report on Form 8-K no later than 71 calendar days after the date of this report.

(b)	Pro Forma Financial Information.

To the extent required by this item, pro forma financial information relating to the acquisition of Hearst Tower will be filed in an amendment to this current report on Form 8-K no later than 71 calendar days after the date of this report.

(d)	Exhibits.

2.1 Purchase and Sale Agreement dated as of April 30, 2012 by and between 214 North Tryon, LLC and Parkway Properties LP.*

*	The Company has omitted exhibits and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish a copy of any omitted exhibit or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2012

PARKWAY PROPERTIES, INC.

By:	/s/ Mandy M. Pope
Mandy M. Pope
Executive Vice President and Chief Accounting Officer